UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2026

ATN INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

500 Cummings Center

Beverly, MA 01915

(Address of principal executive offices and zip code)

(978) 619-1300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ATNI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On February 11, 2026 (the “Signing Date”), certain subsidiaries of ATN International, Inc. (the “Company”), including Commnet Wireless, LLC, Arizona Nevada Tower Company, LLC, Commnet Four Corners, LLC, Commnet of Arizona, LLC, Commnet of Nevada, LLC, Excomm, LLC, and Mora Valley Wireless, LLC (collectively, the “Commnet Parties” and, individually, each a “Commnet Party”), entered into that certain Purchase and Sale Agreement (the “Transaction Agreement”) with EIP Holdings IV, LLC, an affiliate of Everest Infrastructure Partners, Inc. (“Everest”) to sell approximately 214 tower portfolio sites (representing the substantial majority of the applicable Commnet Parties’ tower portfolio and operations (the “Tower Portfolio”)) to Everest for up to $297 million in cash consideration (the “Aggregate Consideration”). The Aggregate Consideration is subject to certain adjustments and prorations as set forth in the Transaction Agreement (collectively, the “Consideration Adjustments”). The Transaction Agreement contemplates Everest’s acquisition of the Tower Portfolio (the “Transaction”) through Everest’s purchase of membership interests in a Delaware limited liability company (the “Sale Site Subsidiary” and, together with the Commnet Parties and Everest, the “Parties”) that is to be formed prior to the Initial Closing (as defined below) and to which the Commnet Parties will transfer and convey all of the Commnet Parties’ respective rights and interests in the Tower Portfolio.

The Transaction may be completed in one or more closings (each, a “Closing”). The Transaction Agreement sets forth certain conditions that must be satisfied prior to the conveyance of tower sites at a Closing. During the period between signing and the initial closing (the “Initial Closing”), the parties will determine which tower sites within the Tower Portfolio have satisfied such conditions and are ready to be conveyed at the Initial Closing (the “Assigned Sites”), which sites have not yet satisfied all such conditions but for which Everest is prepared to assume management pending satisfaction of such conditions (the “Managed Sites”), and which sites are not yet constructed or are subject to other conditions that will continue to be managed by Commnet until such conditions are satisfied (the “Deferred Sites”).

At the Initial Closing, the Commnet Parties will assign and transfer to the Sale Site Subsidiary all of the Assigned Sites, and Everest will purchase all of the issued and outstanding membership interests in the Sale Site Subsidiary. At the Initial Closing, Everest will pay the portion of the Aggregate Consideration attributable to the Assigned Sites and the Managed Sites, and, pursuant to a management agreement, will manage the Managed Sites until the conditions to their conveyance are satisfied and such sites are transferred to Everest at one or more subsequent closings (each, a “Subsequent Closing”). At any Subsequent Closing at which one or more Deferred Sites are transferred, Everest will pay the portion of the Aggregate Consideration attributable to such Deferred Site(s) through the acquisition of membership interests of one or more newly formed additional sale site subsidiaries.

At the Initial Closing, the Parties will enter into, among other ancillary agreements, (i) the management agreement for the Managed Sites, (ii) master lease agreements, pursuant to which the Sale Site Subsidiary will lease to the applicable Commnet Party the requisite ground, tower, or other space of the Assigned Site (the “Leaseback”) for the Company’s continued use, and (iii) a preferred backhaul agreement whereby Commnet and/or one or more of its affiliates will become the preferred backhaul provider for Everest with respect to the Assigned Sites.

The Initial Closing is expected to occur in the second quarter of 2026. The Transaction Agreement contains customary representations, warranties, covenants, and indemnities by each of the parties, and requires the receipt of certain consents and approvals prior to a closing. If the Transaction Agreement is terminated under certain circumstances that are not the fault of the Commnet Parties, Everest will be required to pay the Commnet Parties a termination fee equal to approximately $14.9 million.

The foregoing description of the Transaction Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Form 8-K”) and is incorporated herein by reference.

Consent Agreement

In connection with the proposed Transaction and the Leaseback, on the Signing Date, the Company entered into a Consent Agreement (the “Consent”) with CoBank, ACB (“CoBank”) (as Administrative Agent) and the Lenders and Voting Participants (constituting Required Lenders) party thereto, in connection with the Company’s Credit Agreement, dated as of July 13, 2023, by and among the Company, certain of the Company’s subsidiaries as guarantors, CoBank (as Administrative Agent, Lead Arranger, Swingline Lender, an Issuing Lender and a Lender), Fifth Third Bank, N.A. (as Joint Lead Arranger and a Lender), and MUFG Bank, Ltd. (as a Joint Lead Arranger and a Lender) (the “Credit Agreement”).

Pursuant to the terms of the Consent, CoBank and the other Lenders and Voting Participants (constituting Required Lenders) party thereto consented to: (i) the consummation of the Transaction; (ii) the distributions of the Net Cash Proceeds (as defined in the Credit Agreement) from the Transaction to the Company and the minority shareholders of the Commnet Parties; (iii) the Net Cash Proceeds received from the Transaction being applied to the repayment of the outstanding Revolving A-1 Loan (as defined in the Credit Agreement) rather than the Term Loan (as defined in the Credit Agreement); and (iv) to the extent that there are Net Cash Proceeds remaining after repaying the outstanding Revolving A-1 Loan, such Net Cash Proceeds being used by the Company and its subsidiaries for working capital and general corporate purposes. The Consent further provides for the release of the Liens (as defined in the Credit Agreement) on the assets being sold in connection with the Transaction.

The foregoing description of the Consent does not purport to be complete and is qualified in its entirety by reference to the full text of the Consent, a copy of which is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant;

To the extent applicable, the information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On February 11, 2026, the Company issued a press release regarding the proposed Transaction and Leaseback. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1*	Purchase and Sale Agreement, dated February 11, 2026, by and among Commnet Wireless, LLC, Alloy, Inc., Arizona Nevada Tower Company, LLC, Commnet Four Corners, LLC, Commnet of Arizona, LLC, Commnet of Nevada, LLC, Excomm, LLC, Mora Valley Wireless, LLC, and EIP Holdings IV, LLC.

10.2	Consent Agreement, dated as of February 11, 2026, by and among ATN International, Inc., CoBank, ACB, as Administrative Agent, and the Lenders and Voting Participants (constituting Required Lenders) parties thereto.

99.1	Press Release, dated February 11, 2026.

104	Cover page formatted in Inline XBRL (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission (the “SEC”) a copy of any omitted schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATN INTERNATIONAL, INC.

	By:	/s/ Carlos Doglioli
Carlos Doglioli
Chief Financial Officer

Dated: February 13, 2026